Exhibit 99.2

Proprietary and Confidential For People Who Love Cars Proprietary and Confidential

Proprietary and Confidential Disclaimer This presentation (“Presentation”) is provided for informational purposes only and has been prepared to assist interested par tie s in making their own evaluation with respect to a potential business combination transaction between Aldel Financial Inc., a sp ecial purpose acquisition company (“Aldel”) and The Hagerty Group, LLC (together with its subsidiaries, “Hagerty” or the “Company”) and related transactions (the “Potential Business Combination”) and for no ot her purpose. The contents of this presentation should not be considered to be legal, tax, investment or other advice, and any in vestor or prospective investor considering the purchase or disposal of any securities of Aldel or the Company should consult with its own counsel and advisers as to all legal, tax, regulatory, financial and rela ted matters concerning an investment in or a disposal of such securities and as to their suitability for such investor or prospec ti ve investor. The information in this Presentation was obtained from Aldel, Hagerty and other sources and does not purport to be exhaustive or to necessarily contain all of the information that a prospective investor mi ght desire in investigating Aldel, the Company or the Potential Business Combination. This Presentation and any oral statements m ad e in connection with this Presentation do not constitute an offer to sell or a solicitation of offers to buy any securities in any jurisdiction. Any offer to sell securities will be made only pursuant to a d efinitive subscription agreement and will be made in reliance on an exemption from registration under the Securities Act of 1 933 , as amended, for offers and sales of securities that do not involve a public offering. All information presented in this Presentation with respect to the existing business and historical operating results of Hagerty and estimates and projections as to future operations are based on material prepared by the management of Hagerty and involve sig ni ficant elements of subjective judgment and analysis which may or may not be correct. There can be no assurances that management’s judgment and analysis is correct, and none of the Company, its affiliat es, representatives, J.P. Morgan Securities LLC (“J.P. Morgan”) or any other person assumes responsibility for verifying the info rm ation contained herein or hereafter provided or assume any responsibility for its accuracy or completeness. Past performance is not an indication or guarantee of future results. Further, industry and market dat a used in this presentation have been obtained from sources including third - party industry publications and sources as well as f rom research reports prepared for other purposes. Neither Aldel nor the Company have independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness . I n addition, this presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of the Company or the proposed business combination. Viewers of this presentation should each make their own evaluation of the Company and of the relevance and adequacy of the information a nd should make such other investigations as they deem necessary Aldel, Hagerty, and their respective direct and indirect shareholders, members, managers, directors, officers, employees, aff ili ates, and representatives and J.P. Morgan make no representations or warranties, express or implied, as to the accuracy or co mpl eteness of the information contained in this Presentation, or any other written or oral communication transmitted or made available to a prospective investor or any of its affiliates or representatives, and nothin g h erein is, or shall be relied upon as, a representation or warranty with respect to past or future facts or results. Only thos e s pecific representations and warranties, if any, which may be made to a prospective investor in one or more subsequent definitive written agreements when, as and if executed, and subject to such limitations and restric tio ns as may be specified in such definitive written agreements, shall have any legal effect. To the fullest extent permitted by la w in no circumstances will Aldel, the Company or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or li abl e for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, i ts omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Each recipient acknowledges and agrees that it is receiving this presentation only for the purposes stated above and subject to all applicable confidentiality obligations as well as the united states securities laws prohibiting any person who has receiv ed material, non - public information from purchasing or selling securities from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Certain statements included in this Presentation are not historical facts but are forward looking statements. Forward looking st atements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “ e xpect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, bu t t he absence of these words does not mean that a statement is not forward looking. These statements are based on various assump tio ns, whether or not identified in this Presentation, and on the current expectations of Aldel’s and/or Hagerty’s management and are not predictions of actual performance. These forward looking statements are provi ded for illustrative purposes only and are not intended to serve as, and must not be relied on by any person as, a guarantee, an as surance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward looking statements a re subject to a number of risks and uncertainties. If any of these risks materialize or our assumptions prove incorrect, actual res ults could differ materially from the results implied by these forward looking statements. This Presentation contains projected financial information with respect to the Company, namely revenue, adjusted gross profit , l oss ratio, retention, and insurance revenue. Such projected financial information constitutes forward looking information, an d i s for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The projections, estimates and targets in this Presentation are forward looking statements that ar e based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond t he Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory, c omp etitive and other risks and uncertainties that could cause actual results to differ materially from those contained in such p roj ections, estimates and targets. Neither the independent auditors of Aldel nor the Company have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclus ion in this presentation and, accordingly, neither of them expressed an opinion or provided any other form of assurance with resp ec t thereto for the purpose of this presentation. Further, the financial information and data contained in this presentation is unaudited and may not conform to Regulation S - X. Accordingly, such information and data m ay not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus or registration sta tement to be filed by Aldel with the SEC, and such differences may be material. The information in this Presentation is provided as of the date of its preparation, and there is no obligation for Aldel, th e C ompany, or their respective direct and indirect shareholders, members, managers, directors, officers, employees affiliates or re presentatives, or J.P. Morgan to update or otherwise revise this Presentation, and this Presentation shall not be construed to indicate that there has not been any change in the financial condition, business opera tio ns or other affairs of the Company since the date of its preparation. In furnishing this Presentation, none of Aldel, the Company, their respective direct or indirect shareholders, members, manag ers , directors, officers, employees, affiliates or representatives nor J.P. Morgan undertakes any obligation to provide the reci pie nt with access to any additional information, and they expressly reserve the right, without giving reasons therefor at any time and in any respect, to terminate discussions with any or all prospective investor s, to reject any or all proposals, and to negotiate with any party with respect to a potential investment. Furthermore, each of Ald el, Hagerty, their respective direct and indirect shareholders, members, managers, directors, officers, employees, affiliates and representatives and J.P. Morgan expressly disclaims any and all liability or d ama ges, director or indirect, which may be based on or relate to in any manner the information contained in this Presentation or th at is hereafter provided. Each of Aldel and Hagerty owns or has rights to various trademarks, service marks and trade names that are used in connection wi th the operation of their respective businesses. This Presentation may also contain trademarks, service marks, trade names an d c opyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Aldel, the Company or an endorsement or sponsorship by or of Aldel or the Company. Some of the financial information and data contained in this Presentation have not been prepared in accordance with United St ate s generally accepted accounting principles (“GAAP”). These non - GAAP measures, and other measures that are calculated using such non - GAAP measures, are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to reve nue , operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. The Comp any believes these non - GAAP measures of financial results, including on a forward - looking basis, provide useful information to management and investors regarding certain financial and business trends re lating to the Company’s financial condition and results of operations. The Company’s management believes that the use of thes e n on - GAAP financial measures provides an additional tool for prospective investors to use in evaluating projected operating results and trends in and in comparing Hagerty’s financial measures with o the r similar companies, many of which present similar non - GAAP financial measures to investors. Management of the Company does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non - GAAP measures differently, or may use other measures to calculate their financial pe rformance, and therefore Hagerty’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies. See the footnotes on the slides where these measures are di scussed for definitions of these non - GAAP financial measures and the reconciliations of these non - GAAP financial measures to the most directly comparable GAAP measures. This Presentation is being delivered by Aldel and Hagerty to a limited number of prospective purchasers. The information cont ain ed herein is confidential and proprietary, and the distribution and use of both the information contained herein and any othe r i nformation provided by Aldel, Hagerty or their respective representatives is governed by a confidentiality agreement that, among other things, strictly limits the use of such information. In connection with the Potential Business Combination, a proxy statement/prospectus or registration statement on Form S - 4 (the “ Proxy Statement/Prospectus”) is expected to be filed with the SEC by Aldel. The Proxy Statement / Prospectus will include a pre liminary proxy statement that also constitutes a preliminary prospectus. These materials will contain important information about Aldel, the Company, the combined company and the Potential Business Combin ati on. The Proxy Statement/Prospectus and other documents in connection with the Potential Business Combination will be filed a fte r you will have made an investment decision one way or the other regarding a “PIPE” investment in the combined company. Because of this sequencing, when deciding whether to invest in the combined comp any , you should carefully consider the information made available to you, including this Presentation, through the date of your dec ision. If you sign a subscription agreement, you will be required to make certain representations relating to the foregoing. When available, the definitive proxy statement/prospectus included in the Proxy Statement/Prospectus will be mailed to Aldel’ s s tockholders as of a record date to be established for voting on the Potential Business Combination. Interested parties will a lso be able to obtain copies of such documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or stockholders may direct a request to Aldel. Investment in any securities d esc ribed herein has not been approved or disapproved by the SEC or any other regulatory authority nor has any authority passed u pon or endorsed the merits of the offering or the accuracy or adequacy of the information contained herein. any representation to the contrary is a criminal offense. This Presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or i n r espect of the Potential Business Combination. Aldel, the Company and their respective directors, executive officers and other me mbers of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Aldel’s stockholders in connection with the Potential Business Combination. In ves tors and security holders may obtain more detailed information regarding the names, affiliations and interests of Aldel’s dir ect ors and executive officers in Aldel’s filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Aldel’s stockholders in connection with th e P otential Business Combination will be set forth in the Form S - 4, along with information concerning the interests of Aldel’s and the Company’s participants in the solicitation. Such interests may, in some cases, be different from those of Aldel’s and the Company’s equity holders generally. All communications with Aldel, the Company or any of its affiliates regarding this Presentation or requests for additional in for mation, facility tours or management meetings must be submitted or directed only to J.P. Morgan or to such other person as sp eci fically designated in writing by the Company. You may not initiate or maintain contact (except for those contacts made in the ordinary course of business and unrelated to the information contained in this Present ati on) with any director, executive, officer, employee or other representative of the Company or Aldel or any customer of the Co mpa ny, except with the express permission of the Company. 2

Proprietary and Confidential Favorite car : 196 7 P orsche 911 S - owned since 1980 Favorite car : 2021 Chevrolet Corvette C8 - owned since 2021 Fred Turcotte CFO, Hagerty McKeel Hagerty Founder & CEO, Hagerty Presenting today 3 Favorite car : 1931 Bugatti Type 51 - owned since 2017 Rob Kauffman Chairman & CEO, Aldel Financial

Proprietary and Confidential 4 Introduction / Investment thesis

Proprietary and Confidential Deep collector automotive industry knowledge of both principals = powerful complementary eco - systems 1 Aldel’s public company experience will be beneficial to the Hagerty management team 2 Aldel relationships will help drive accelerated growth for Hagerty in key markets (automotive, finance) 3 Aldel strategic shareholders are influential in the automotive sector , enhancing the ecosystem 4 Modest size of Aldel SPAC combined with a larger PIPE minimizes dilution 5 Strong sponsor alignment with $40mm CEO commitment and 46% closely held public voting shares 6 5

Proprietary and Confidential Hagerty is a leading specialty insurance provider focused on the automotive enthusiast market Scaled player in fragmented market 1 6 2mm vehicles insured 1 43mm Total U.S. Insurable Collectible Cars 2 84 NPS 3 >10 LTV / CaC 4 90% Retention 1 41% Loss Ratio 5 27% 2020 - 2025E revenue CAGR $40mm sponsor commitment 6 Source: Hagerty company reports based on aggregated data of various sources , SNL Financial, NAIC, Insurance Information Institute; 1 As of 12/31/20; 2 Per Hagerty company reports based on aggregated data of various sources; 3 As of 12/31/20, NPS is defined as “Net Promoter Score”, a leading measure of customer experience and satisfaction with compan ies and brands; 4 Represents “Lifetime value” (LTV) of customer as a multiple Hagerty’s “Customer acquisition costs” (CAC); 5 Hagerty average over 2018 - 2020FY; 6 Includes Rob Kauffman and partners’ $5mm sponsor capital, $15mm investment into Aldel SPAC, and an additional $20mm PIPE comm it ment Unique understanding of the enthusiast market 2 Profitable, growth oriented, and aligned 3 $172mm 2023E EBITDA $322mm 2025E EBITDA 64% Founders’ retention of holdings 52% Founders’ retention of company

Proprietary and Confidential 7 Aldel is a strategic partner Mr. Kauffman was a co - founder, principal and member of the board of directors of Fortress Investment Group LLC from its founding in 1998 until 2012 Since his departure from Fortress in 2012, notable private automotive investments include: • RK Motors (large collector car reseller) • Speed Digital (collector car SAAS business) Rob Kauffman – Chairman & CEO of Aldel Financial • Top 100 Worldwide Ranked 1 personal car collection and a Hagerty client • Mr. Kauffman has strong ties to the car community and professional auto racing : • Team owner, Chip Ganassi Racing (Indy, NASCAR, IMSA, Extreme E) • Advisory board member of McLaren F1 LTD • Current affiliations include: Aldel Value Add Mr. Kauffman is already a value added board member of Hagerty 1 1 Source: The Classic Car Trust Aldel team has experience with de - SPACs 2 Aldel has extensive public and capital markets knowledge and experience 3 Deep team industry connections in finance, insurance and passion automotive sectors globally will help fuel growth 4

Proprietary and Confidential Transaction summary Key highlights 8 Capital structure $306mm pro forma cash held on balance sheet 1 Sponsor CEO investment: $40mm Sponsor Shares: 3.4mm Sponsor Warrants: 1.6mm warrants (0.5% of total shares at closing) 17% granted if closing share price above $15.00 83% granted if closing share price above $18.00 Valuation Pro forma firm value of $3,134mm Pro forma valuation ($mm) Implied market capitalization $3,354 Plus: Net debt 1 (220) Implied firm value 3,134 2023E FV / EBITDA multiple 18.3x 2023E FV / Revenue multiple 2.8x Expected pro forma ownership at close Sources Uses Aldel Financial - cash in trust 2 $116 Equity consideration to Hagerty stockholders $2,500 PIPE proceeds 3 704 Cash consideration to Hagerty stockholders 500 Hagerty stockholders rollover 2,500 Cash to Hagerty balance sheet 275 Transaction expenses 4 45 Total Sources $3,320 Total Uses $3,320 PIPE investors excl. State Farm Hagerty family Aldel public shareholders 5 Aldel sponsor Sources and uses ($mm) 52% 22% 6 15% 6% 4% 1% Markel State Farm PIPE warrants 12.7m warrants granted to PIPE investors

Investment highlights

1 Large and growing total addressable market (TAM)

- Large TAM – **43mm U.S. collectible vehicles**
- Average annual premium of ~$300 implies a **~$12-15bn U.S. market size;** Hagerty's current share is ~4%[1]
- Hagerty's size is a **multiple of many of its competitors**

2 Visionary thought leadership, culture and management team

- Over **three decades of Hagerty family leadership**
- Management is as **passionate as its members** about cars

3 Industry leading business model

- Very **high NPS scores** – 84 vs 39 auto insurance industry average[2]
- Loss ratios significantly better than auto insurance industry average – Hagerty **loss ratio 41%** vs >70% auto insurance industry average[3]
- Membership strategy results in sticky, happy members – **90% retention** vs ~80% auto industry avg.
- Captive reinsurer allows Hagerty to **participate in the entire value chain**

4 Omni-channel distribution strategy

- Investment to build platform and scale – Hagerty has **already invested over $100mm** over the past three years to build its **partners, agency, and DTC and membership platforms** (out of a planned ~$250-300mm targeted spend)
- Data drives more accurate pricing and allows marketing **utilizing big data analytics and AI**
- Powerful new member acquisition engine – **LTV/CAC ratio of >10x**

5 Financial track record of success and primed for continued growth

- **29% revenue CAGR** 2018-2020; future growth underpinned by long-term contracts
- Revenue / earnings growth underpinned by solid building blocks and **strategic partnerships**
- **Potential growth beyond base plan** fuelled by organic growth, innovation and acquisitions

Proprietary and Confidential

9

Source: Hagerty company reports based on aggregated data of various sources, LexisNexis, SNL Financial, NAIC, Insurance Information Institute; [1] Represents Hagerty's current share of U.S. collectible vehicle premium TAM, per Hagerty company reports based on aggregated data of various sources; [2] As of 12/31/20; [3] SNL Financial, NAIC, Insurance Information Institute, P&C private auto industry average over 2018-2020FY and Hagerty average over 2018-2020FY

ALDEL FINANCIAL HAGERTY

Proprietary and Confidential Key performance indicators (KPIs) Scale 2021E Revenue mm $ 64 Total insured value 1 bn Brand loyalty 9 0% Retention 2 1.8 Members 2 mm 10 Growth + Profitability 29% 2018 - 2020 revenue CAGR 41% 2018 - 2020 average l oss r atio 1 As of June 2021; 2 As of 12/31/20 Valuation 2.8x FV / 2023E Revenue 27% 2020 - 2025E revenue CAGR 42% 2020 - 2025E projected l oss r atio $ 626 18.3x FV / 2023E EBITDA

Proprietary and Confidential 11 Company overview

Proprietary and Confidential 12 What we do Hagerty is a leading specialty insurance provider focused on the automotive enthusiast market. There are tens of millions of auto lifestyle enthusiasts for which Hagerty is uniquely positioned to provide a scalable platform for their enjoyment, passion and protection . Our purpose is to save driving and car culture for future generations. By combining all three elements, we believe we can make the insurance buying process enjoyable, win customer loyalty, and collect data • Ownership of the pricing model • Steady fee - based income • Direct to consumer • Agent distribution DISTRIBUTION + INSURANCE SERVICES • Creates multiple points of economic capture • Recurring revenue • Ability to reach all enthusiasts • Promotes the passion • Efficient participation in underwriting economics • Harnessing stable underwriting performance • Monetizes investments in membership REINSURANCE SUBSCRIPTION + MEMBERSHIP

The Hagerty Flywheel

We think and act long-term, put **members at the center** of our strategy and create a culture built on improving each and every day.



Automotive Enthusiast Brand
Drive deep engagement
1. Informative and entertaining content
2. Impactful purpose
3. Network effect
Integrated Membership Offerings
Create lifelong fans
1. Tailored to enthusiasts
2. Valuable
3. Enticing
Long-term Partnerships
Over deliver and build trust
1. Hospitality is our H-factor
2. Win-win relationships
3. Spirit of collaboration
Digitally Driven
Design thinking based innovation
1. User-experience centric
2. Agile, flexible, resilient
3. Business transformative
Growth Mindset Culture
Invest in bar-raising leaders
1. Attract
2. Grow
3. Retain
Purpose
Save driving and car culture
Best at
Authentic community engagement
Engine
Recurring revenue bundle
Member

Proprietary and Confidential

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ALDEL FINANCIAL HAGERTY

Proprietary and Confidential Proprietary and Confidential Our customers and our market 14 U.S. Car Enthusiasts 69 mm U.S. Insurable Collectible Cars 4 3 mm Global Car Enthusiasts 1 Late Teens / 20’s 30’s 40’s 50’s 60’s 70’s & beyond High Net Worth Individuals Age groups & demographics Hobbyists at home Industry Professionals Source: Hagerty company reports based on aggregated data of various sources; 1 Per Facebook analytics, Facebook members who have expressed an interest in or ‘Liked” automobiles or associated interests ; 2 Policies in force of 1.2mm as of July 2021 >500 mm

Massive and growing total addressable market

$12-15bn premium TAM (targeting "non-daily drivers")

Collectible vehicles by year[1]

Type	Total market (cars, mm)	Hagerty penetration
 Pre-1981 classics	10.8	11.9%
 Post-1980 collectibles	32.2	1.3%
Total	**~43.0**	**3.9%**

Collectible vehicles by sub-category[1]

Type	Total market (cars, mm)	Hagerty penetration
 Supercars / Exotics	>0.1	12.9%
 4x4 / Off-road	3.5	2.3%
 Modified	8.6	2.8%

Secular growth drivers

- ✓ Early 2000s cars becoming **modern collectibles**
- ✓ Increasing focus on **collectible cars as an asset class**
- ✓ Baby boomer **retirements** / millennial **household formations**
- ✓ Continued expansion of **automotive subcultures**
- ✓ **Premium luxury cars** are being built in **greater numbers** than ever before

Proprietary and Confidential

Source: Hagerty company reports based on aggregated data of various sources; [1] Represents solely U.S. TAM, as of 6/30/21

15

Proprietary and Confidential Unique membership subscription model appeals to car enthusiasts 16 Philosophy – Be the “Go - To” source Results Internally developed content Distribute through owned channels Members Shared with other members 1 As of July 2021; 2 Represents membership revenue CAGR from 2020 - 2025E Media – >330mm YouTube views 1 Print – 2nd largest automotive magazine by audited circulation Events – >2,500 events annually 76% of new insurance policy buyers purchase a membership 1 Membership revenue ($mm) Members (mm) $37 $124 2020 2025E Revenue and member count 1.8 4.2 2020 2025E

Proprietary and Confidential Omni – channel distribution unlocks the entire TAM, allowing Hagerty to interact with members • 9 of the top 10 auto insurers 1 • Each of our top 5 partners reports double - digit growth and segment acceleration • Recent new partnerships National insurance p artners Value proposition: Enhance service, minimize exposure – true partner, no channel conflict • Over 45,000 agents • 10 of the top 10 brokers by revenue 2 Agency and b roker channel Value proposition: Enhance service, increase efficiency • Membership model drive s significant percentage of new business flow Direct d istribution Value proposition: Belonging, comradery, understanding, admiration, joy 23% 32% 45% Sales agent locations (highlighted below) U.K. Canada 17

Proprietary and Confidential Proprietary and Confidential Strong economic model 18 41% 76% 69% 49% 23% 29% 10% 1% 2% 0% Hagerty Auto insurance Homeowners insurance Underwriting profit Loss ratio Expense ratio Illustrative insurance economic model 1 Source: SNL Financial, NAIC, Insurance Information Institute; 1 Does not include membership or fee - based revenues, Loss ratios represents results of auto insurance industry, homeowners insuran ce industry, and Hagerty average from 2018 - 2020; 2 P&C industry average over 2018 - 2020FY 42% 41% 41% 74% 69% 69% 75% 76% 58% 0% 2018 2019 2020 Homeowners insurance 2 Auto insurance 2 Hagerty Re Loss ratios

Proprietary and Confidential Proprietary and Confidential Illustrative economics of a Hagerty insurance policy 19 Loss ratio Average Hagerty vehicle insurance policy ($300 / year) 1 1 Excludes membership revenue, $300 based on average Hagerty insurance policy for one vehicle, an average Hagerty policy is gre at er than $300 due to multiple vehicles within a policy, ratios reflect Hagerty average operating results from 2018 - 2020; 2 Currently retained by carrier Underwriting profit Expense ratio 6% 2% 2% 42% 7% 41% Paid to policyholders Commissions and fees to Hagerty MGA Carrier G&A expenses Retained by carrier Retained by Hagerty starting in 2023E 2 Retained by Hagerty today 10% 49% 41% $30 $147 $123

Proprietary and Confidential 20 Financial overview

Proprietary and Confidential Revenue is driven by a combination of organic and contractual growth 0% 60,000% 120,000% 180,000% 2018 2019 2020 2021E 2022E 2023E 2024E 2025E Commissions and fees Existing partnership premium revenue Contractual partnership premium revenue New partnerships 21 Hagerty Total Revenue ($mm) x Strong organic growth in commissions and fees • Organic growth is expected to deliver ~78% of total revenue in 2025E x Higher share of profit through contractual capture of additional premium through quota share x State Farm and Project Pershing expected to drive incremental growth beginning in 2022 2 x Growth underpinned by 10 - year average customer life $302 $397 $500 $626 $853 $1,114 $1,357 $1,627 Organic growth Contractual growth 1 Represents total revenue CAGR from 2020 - 2025E; 2 Project Pershing represents expanded business relationships with a select National Insurance Partner % of 2025E total revenue 10% 12% 30% 48%

Proprietary and Confidential EBITDA $17 $23 $28 $38 $85 $172 $240 $322 $74 $121 2018 2019 2020 2021E 2022E 2023E 2024E 2025E 22 6% 6% 6% 12% 14% 15% 18% 20% EBITDA margin excluding operating expenses supporting new partnerships (%) 2 6% 6% 6% 6% 10% 15% 18% 20% EBITDA margin (%) EBITDA and EBITDA margin ($mm) 1 1 Defined as income before taxes plus D&A and interest expense. Please reference reconciliation on Pg. 33; 2 Please reference Pg. 34 for additional detail; 3 Represents EBITDA CAGR from 2018 - 2020; 4 Represents EBITDA CAGR from 2020 - 2025E EBITDA ($mm) 1 EBITDA excluding operating expenses supporting new partnerships ($mm) 2 Hagerty has been in discussions with State Farm and Project Pershing for ~2 years, and began investing in the necessary infrastructure in advance • Investments include technology and IT staff, and an increase in sales staff and support Incremental revenue starts to drive margin expansion in 2022 , and margin continues to expand in 2023 After 2023, margin expansion normalizes Investing for growth

Proprietary and Confidential 23 Operating benchmarking and comparables

Proprietary and Confidential Superior financial profile and attractive initial valuation relative to high - growth peer group High growth distribution High growth carriers 18.3x 62.6x 19.3x Hagerty GSHD BRP 24 FV / 2023E EBITDA 102% 54% 35% Hagerty GSHD BRP 2023E EBITDA growth 2.8x 4.3x 5.2x Hagerty KNSL PLMR FV / 2023E revenue 31% 19% 24% Hagerty KNSL PLMR 2023E revenue growth Note: Public companies employ analyst estimates for projections Source: FactSet, company filings, I/B/E/S estimates, equity research; Note: Market data as of 8/16/2021 Stable free cash flow dynamics similar to insurance distribution Hagerty combines revenue growth with underlying underwriting profitability Median: 40.9x Median: 45%

Proprietary and Confidential Hagerty’s exceptional rate of growth “buys down” the EBITDA multiple quickly 25.9x 1 18.3x 13.0x 9.7x 2022E 2023E 2024E 2025E 25 Source: FactSet, company filings, I/B/E/S estimates, equity research; Note: Market data as of 8/16/2021; 1 2022E EBITDA excludes $36mm of operating expenses related to infrastructure scaling investments (see Pg. 34); 2 Represents inverse of corresponding transaction multiple Note: Public companies employ analyst estimates for projections Hagerty pro forma transaction implied FV / EBITDA Discount to peers widens materially over the projection period, leaving room for upside if growth aspirations are met MMC AON BRO AJG GSHD BRP 5.0x 15.0x 25.0x 35.0x 45.0x 55.0x 65.0x 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% , 31%, 18.3x 2023E organic growth vs FV / 2023E EBITDA multiple 2023E Organic revenue growth FV / 2023E EBITDA multiple 2022E 2023E 2024E 2025E 3.9% 5.5% 7.7% 10.3% Implied yield based on FV / EBITDA transaction multiple 2

Proprietary and Confidential 26 • Massive and growing total addressable market • Collectible vehicles are a sleeping giant • Strong U.S. presence with significant international opportunity • Proven track record of disruptive growth • Leading financial profile with promising path to continued growth • Ability to adapt to enthusiasts at every point of their life cycle • Seamlessly pairing the digital and physical world • Visionary thought leadership, culture and management team Industry leading business model Omni - channel distribution strategy Financial track record of success and primed for continued growth Large and growing total addressable market Visionary thought leadership, culture and management team Hagerty investment highlights

Proprietary and Confidential 27 Appendix Proprietary and Confidential 27

Proprietary and Confidential Total r evenue $302 $397 $500 $626 $853 $1,114 $1,357 $1,627 2018 2019 2020 2021E 2022E 2023E 2024E 2025E 28 9% 8% 7% 7% 7% 8% 8% 8% Membership revenue as a % of total revenue (%) Total revenue ($mm) Majority of revenue is tied to premiums ; premium growth assumptions are underpinned by: • Consistent double digit growth in policies in force (excluding new partnerships) • ~7% annual increase in price as Hagerty continues to insure more modern cars • Additional growth from State Farm and Project Pershing Membership revenue continues to become a significant percentage of revenue $433 $497 $579 $679 $895 $1,199 $1,409 $1,659 Premiums ($mm) Insurance and other revenue ($mm) Membership revenue ($mm) 1 Represents total revenue CAGR from 2018 - 2020; 2 Represents total revenue CAGR from 2020 - 2025E

Proprietary and Confidential 29 Source: Company investor presentations, Polk, National Ski Areas Association, Outdoor Foundation, Statista, MRI; Note: Bubble s r epresent estimated number of participants; ¹ U.S. only Collectible vehicles are a sleeping giant, representing a differentiated approach to serving a massive TAM Membership models 3mm SURFING 9mm SKIING 24mm GOLF 60mm FITNESS 69mm CAR ENTHUSIASTS 1 42mm OUTDOOR 120mm PETS 43mm COLLECTIBLE VEHICLES 1

Strong US presence bolstered by significantly more international upside ahead

~19mm collectible vehicles in key international markets

HAGERTY CANADA (4mm TAM)



Established in 2009, our policies are underwritten by a leading global underwriter, Aviva.

- Insurance and membership offerings
- Growing market position
- Available in ten provinces
- Memorable events and engagements

HAGERTY UK (3mm TAM)



Established in 2006, Hagerty UK offers comprehensive classic car insurance and more in the UK

- Insurance and membership offerings
- Premier classic car valuation tool
- Engaging automotive content
- Memorable events and engagements

CLASSICANALYTICS.DE – EU (12mm TAM)



A leading classic valuation tool in Germany offers the perfect EU launch.

- Insurance offerings
- Classic car prices
- Exclusive auction database
- Respected ratings & evaluations

Proprietary and Confidential

30

Source: Hagerty company reports based on aggregated data of various sources, IHS, Markit, Government agencies;

ALDEL FINANCIAL HAGERTY

Proprietary and Confidential Proprietary and Confidential Hagerty Re – architecting the economic capture 31 Reinsurance model + distribution enables greater share of profit, capital efficiency and ecosystem leverage Premiums Members Hagerty MGA /MGU Insurance carrier Fees and commissions shared with Agents and Brokers 1 Underwriting income shared with National Insurance P artners 1 Hagerty MGA Reinsurance Fee Income 1 Please reference Pg. 17 for additional detail

Public trading comparables (for reference)

	8/16/2021 Price	Mkt. cap.[1]	Firm value	Firm value[2] to: 2022E Revenue	Firm value[2] to: 2023E Revenue	Firm value[2] to: 2022E EBITDA[3]	Firm value[2] to: 2023E EBITDA[3]	Price to: 2022E Earnings[4]	Price to: 2023E Earnings[4]	PEG 2023E[5]	2023E financial and operating profile: Revenue growth	Organic growth	EBITDA growth	EBITDA margin	Premium growth	Loss ratio
Hagerty	**–**	**$3,354**	**$3,134**	**3.7x**	**2.8x**	**25.9x[6]**	**18.3x**	**114.1x**	**38.2x**	**0.2x**	**30.6%**	**30.6%**	**102.1%**	**15.4%**	**33.9%**	**42.0%**
High-growth distribution																
Goosehead Insurance	$134.90	$4,964	$5,010	23.7x	16.5x	96.5x	62.6x	154.1x	97.0x	1.1x	43.4%	34.5%	54.2%	26.4%	NA	NA
BRP Group	34.88	3,477	3,751	5.8	4.5	26.6	19.3	30.3	22.1	0.5	25.9	12.3	35.1	23.3	NA	NA
Median				**14.7x**	**10.5x**	**61.6x**	**40.9x**	**92.2x**	**59.6x**	**0.8x**						
High-growth carriers																
Kinsale	$180.77	$4,167	$4,082	5.1x	4.3x	NA	NA	33.4x	28.7x	1.7x	19.1%	NA	NA	NA	24.5%	63.0%
Palomar	82.41	2,151	2,126	6.4	5.2	NA	NA	27.9	23.7	1.4	24.2	NA	NA	NA	11.2	17.0
Median				**5.7x**	**4.8x**	**NA**	**NA**	**30.7x**	**26.2x**	**1.5x**						
Traditional distribution																
Marsh & McLennan	$153.53	$78,761	$88,802	4.3x	4.1x	15.9x	15.0x	21.7x	20.0x	2.0x	5.4%	4.1%	6.1%	27.6%	NA	NA
Aon	279.67	63,765	70,064	5.5	5.2	17.2	16.2	21.1	18.9	0.9	5.0	4.0	6.2	32.2	NA	NA
Arthur J. Gallagher	142.93	29,551	32,300	4.0	3.7	13.7	12.1	20.3	19.5	4.2	8.0	4.4	13.0	30.9	NA	NA
Brown & Brown	56.38	15,877	17,089	5.3	5.0	16.5	15.6	22.4	21.2	4.1	6.4	3.5	6.3	32.1	NA	NA
Median				**4.8x**	**4.6x**	**16.2x**	**15.3x**	**21.4x**	**19.8x**	**3.1x**						
Traditional personal lines carriers																
Progressive	$97.10	$56,978	$62,276	1.2x	1.2x	NA	NA	18.6x	17.5x	1.5x	7.5%	NA	NA	NA	NA	70.9%
Allstate	136.54	41,413	48,723	1.2x	1.0x	NA	NA	11.0	9.9	NM	11.2	NA	NA	NA	NA	61.4
Intact Financial	138.82	24,444	25,970	1.2	NA	NA	NA	19.9	17.8	2.5	NM	NA	NA	NA	NM	NA
Hanover Insurance	140.97	5,202	5,877	1.1	1.1	NA	NA	13.6	12.9	1.7	NA	NA	NA	NA	NA	59.1
Mercury General	59.32	3,285	3,279	0.8	0.8	NA	NA	17.7	NM	NM	NA	NA	NA	NA	NA	NA
Horace Mann	40.84	1,719	2,105	1.5	NA	NA	NA	12.2	11.5	NM	NM	NA	NA	NA	NA	NA
Safety Insurance	83.01	1,252	1,199	NA	NA	NA	NA	18.9	17.7	NM	NA	NA	NA	NA	NA	NA
Median				**1.2x**	**1.1x**	**NA**	**NA**	**17.7x**	**15.2x**	**1.7x**						

Proprietary and Confidential

32

ALDEL FINANCIAL HAGERTY

Source: FactSet, SNL, company filings, equity research; Note: Market data as of 8/16/2021. [1] Represents latest share price multiplied by diluted shares outstanding for public companies. [2] Calculated as market capitalization plus net debt, pro-forma for capital raises for future or pending acquisitions per management commentary and analyst research estimates for public companies. [3] Analyst estimates for public companies. [4] For 'Distribution' companies, represents analyst estimates adjusted for projected amortization. [5] Represents 2023E P/E multiple divided by 2021E-2023E Earnings CAGR. [6] Hagerty 2022E EBITDA excludes $36mm of operating expenses related to infrastructure scaling investments (see Pg. 34)

Proprietary and Confidential Reconciliation of non - GAAP metrics - EBITDA 33 ($mm) 2020 2021E 2022E 2023E 2024E 2025E Insurance and affinity revenue $463 $581 $790 $1,028 $1,249 $1,503 Membership revenue 37 45 63 86 108 124 Total revenue (GAAP) $500 $626 $853 $1,114 $1,357 $1,627 Income Before Taxes $15 $12 $39 $117 $185 $268 Interest expense 2 4 2 2 2 2 Depreciation 9 18 40 49 50 48 Amortization 3 5 3 3 4 3 EBITDA $28 $38 $85 $172 $240 $322 Certain operating expense investments – $36 $36 – – – EBITDA excluding operating expenses supporting new partnerships $28 $74 $121 $172 $240 $322 EBITDA margin 6% 6% 10% 15% 18% 20% EBITDA margin excluding operating expenses supporting new partnerships 6% 12% 14% 15% 18% 20% Note: Numbers may not sum due to rounding

Proprietary and Confidential Operating expense supporting new partnerships 34 • New partnership leaders / transformation management ($2.0mm) • Increase in sales professionals / marketing ($4.4mm) • Increase in service professionals ($4.1mm) • Increase in technology professionals - outsourced ($9.5mm) • Increase in technology professionals - Hagerty ($12.0mm) • Increase in hardware / software spend ($4.4mm) Summary 2021E breakdown ($mm) $2.0 , 6% $4.4 , 12% $4.1 , 11% $9.5 , 26% $12.0 , 33% $4.4 , 12% Total: $36mm

Proprietary and Confidential Hagerty 6/30/21 balance sheet summary 35 Hagerty capitalization ($mm) 6/30/21 PF for Aldel Transaction Cash & cash equivalents 1 $306 Debt outstanding 86 Market value of equity 3,354 Implied firm value $3,134 Memo: Select balance sheet items ($mm) 6/30/21 Description Restricted cash and cash equivalents $296 Reinsurance company assets / customer funds Provisions for unpaid claims 91 Loss reserves Unearned premiums 169 Premiums collected upfront but earned over the year Due to insurers 97 Contractual arrangements with carriers Equity 120 “Capital - lite” model leverages third party carriers

Proprietary and Confidential Hagerty consolidated income statements 36 ($mm) 2018FY 2019FY 2020FY Revenues: Commission and fee revenue $174 $202 $236 Earned premium 97 157 221 Membership and other revenue 30 38 43 Total revenues $302 $397 $500 Operating expenses: Salaries and benefits $97 $114 $138 Ceding commission 47 76 106 Losses and loss adjustment expenses 41 64 91 Sales expense 70 84 86 General and administrative services 31 39 51 Depreciation and amortization 8 9 12 Total operating expenses $293 $386 $484 Operating income $9 $11 $16 Other (expense) income (0) 1 (1) Income before income tax expense $9 $11 $15 Income tax expense 0 7 5 Net income $8 $4 $10 Note: Numbers may not sum due to rounding

Proprietary and Confidential Hagerty consolidated balance sheets 37 Assets ($mm) 12/31/19 12/31/20 Liabilities and equity ($mm) 12/31/19 12/31/20 Current assets: Current liabilities: Cash and cash equivalents $22 $38 Accounts payable $7 $12 Restricted cash and cash equivalents 199 261 Losses payable 17 22 Accounts receivable 20 34 Provision for unpaid loss and loss adjustment expenses 33 55 Premiums receivable 42 53 Unearned premiums 99 125 Commission receivable 46 55 Commissions payable 36 44 Prepaid expenses and other assets 11 15 Due to insurers 40 49 Deferred acquisition costs — net 47 59 Advanced premiums 12 14 Accrued expenses 28 36 Total current assets $388 $513 Deferred tax liability 6 7 Contract liabilities 17 20 Property and equipment — Net $16 $26 Other current liabilities 1 2 Long - term assets: Total current liabilities $295 $385 Prepaid expenses and other assets $18 $20 Intangible assets — net 17 47 Long - term liabilities: Goodwill 4 5 Accrued expenses $6 $15 Contract liabilities – 20 Total long - term assets $39 $72 Long - term debt 26 69 Other long - term liabilities 5 5 Total assets $443 $611 Total long - term liabilities $37 $109 Total liabilities $333 $493 Equity: Members’ equity (Shares authorized 100,000; issued and outstanding 100,000) $113 $119 Accumulated other comprehensive loss (3) (2) Total members' equity 110 117 Non - controlling interest – 0 Total equity 110 117 Total liabilities and equity $443 $611 Note: Numbers may not sum due to rounding

Proprietary and Confidential Hagerty consolidated statements of cash flows 38 ($mm)$ 2018FY 2019FY 2020FY 2018FY 2019FY 2020FY Operating activities: Net income $8 $4 $10 Investing activities: Adjustments to reconcile net income to net cash Purchases of property and equipment and software ($8) ($9) ($38) from operating activities: Business combinations and asset acquisitions Depreciation and amortization expense $8 $9 $12 — net of cash acquired - (11) (9) Provision for deferred taxes - 6 1 Purchase of other assets (1) (0) (0) Loss (gain) on disposals of equipment, software, and other assets 0 (0) 3 Proceeds from sale of intangible assets - - 0 Other 0 1 1 Proceeds from sale of property and equipment 0 0 0 Accounts receivable (5) (10) (14) Premiums receivable (9) (17) (10) Net cash used in investing activities ($8) ($21) ($47) Due from member 8 - - Commission receivable (6) (4) (8) Prepaid expenses and other assets (10) (8) (9) Deferred acquisition costs (9) (19) (12) Financing activities: Accounts payable (0) 0 5 Payments on long - term debt $0 ($75) ($29) Losses payable 5 5 5 Proceeds from long - term debt 10 26 73 Provision for unpaid losses and loss adjustment expense 11 14 22 Repayments of notes receivable related parties (0) (0) 0 Unearned premiums 20 41 26 Contribution from minority interest - - 0 Commissions payable 8 15 8 Contributions from members 2 - 0 Due to insurers 5 5 9 Distributions to members - - (4) Advanced premiums 2 2 2 Debt issuance costs - - (0) Accrued expenses 7 4 13 Newly issued units less transaction costs 0 89 0 Contract liabilities 2 3 22 Other current liabilities 1 0 (1) Net cash from financing activities 12 40 40 Net cash from operating activities $46 $50 $85 Effect of foreign currency exchange rates on cash (1) 0 1 Net increase in cash, cash equivalents and restricted cash and cash equivalents $49 $69 $78 Note: Numbers may not sum due to rounding

Proprietary and Confidential Summary of risks 39 Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors on the following slides, which will apply to our business and operations following the completion of the Business Combination, together with the other information included in our Form S - 4 Registration Statement filed with the Securities and Exchange Commission. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of Aldel and Hagerty. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and the consolidated financial statements of Hagerty and notes to the consolidated financial statements included in the Form S - 4 Registration Statement.

Proprietary and Confidential General Risks Related to Hagerty’s Business 40 • Hagerty’s future growth and profitability may be affected by new entrants into the market or current competitors developing p ref erred offerings. • As of June 2021, a large percentage of Hagerty’s products and services are distributed through a few relationships and the lo ss of business provided by any one of them could have an adverse effect on the company. • Hagerty may not be able to prevent, monitor, or detect fraudulent activity, including transactions with insurance policies or pa yments of claims. • Hagerty has experienced significant member growth over the past several years, and the company’s continued business and reven ue growth are dependent on its ability to continuously attract and retain members and the company cannot be sure they will be successful in these efforts, o r t hat member retention levels will not materially decline. • Some of Hagerty’s membership products are newer and have limited operating history, which makes it difficult to forecast oper ati ng results. Hagerty may not show profitability from these newer products as quickly as the company anticipates or at all. • Hagerty is subject to payment processing risks which could adversely affect the company’s results of operations. • Future acquisitions or investments contain inherent strategic, execution, and compliance risks that could disrupt Hagerty’s b usi ness and harm the company’s financial condition. • Hagerty may not find suitable acquisition candidates or new ventures in the future.

Proprietary and Confidential Risks Related to Hagerty’s Insurance Services 41 • The insurance products that Hagerty develops and sells for our underwriting carriers are subject to regulatory approval, and Hag erty may incur significant expenses in connection with the development and filing of new products before revenue is generated from new products. • As a managing general agency/underwriter, Hagerty operates in a highly regulated environment for the company’s insurance prod uct distribution and face risks associated with compliance requirements, some of which cause Hagerty to make judgment calls that could have an adverse effect on the company. • A regulatory environment that requires rate increases to be approved and that can dictate underwriting and pricing and mandat e p articipation in loss sharing arrangements may adversely affect the company’s results of operations and financial condition. • Hagerty relies on external data and the company’s digital platform to collect and evaluate information that the company utili zes in producing, pricing, and underwriting insurance policies (in accordance with the rates, rules, and forms filed with regulators, where required), managing claims an d c ustomer support, and improving business processes. Any future legal or regulatory requirements that might restrict the company’s ability to collect or utili ze this data could potentially have an adverse effect on the company’s business, financial condition, and prospects. • The underwriting companies that Hagerty works with, and Hagerty’s insurance agencies, are periodically subject to examination s a nd audits by insurance regulators, which could result in adverse findings, enforcement actions, require payments of fines or penalties, and necessitate remedial ac tions. • The insurance business, including the market for property and casualty insurance, is historically cyclical in nature, and the re may be periods with excess underwriting capacity and unfavorable premium rates, which could adversely affect Hagerty’s business. • The reinsurance that HagertyRe purchases to protect against catastrophic and large losses may be unavailable at current cover age terms, limits, or pricing. • Catastrophe and excess of loss reinsurance that HagertyRe currently purchases may be unavailable at current coverage terms, l imi ts, or pricing. • Reinsurance subjects HagertyRe to counterparty risk where reinsurers fail to pay or timely pay claims due to insolvency or ot her wise fail to honor their obligations. • Unexpected changes in the interpretation of coverage or provisions, including loss limitations and exclusions, in the insuran ce policies Hagerty sells and services could have a material adverse effect on the company’s financial condition and operation. • Unexpected increases in the frequency or severity of claims may adversely affect Hagerty’s operations and financial condition . • Severe weather events, catastrophes, and unnatural events are unpredictable, and Hagerty may experience losses or disruptions fr om these events.

Proprietary and Confidential Legal, Regulatory and Political Risks 42 • The legal and regulatory requirements applicable to Hagerty’s business are extensive. If the company is not able to comply, it could have an adverse effect on the company. Extensive regulation and potential further restrictive regulation could increase Hagerty’s operating costs and limi t t he company’s growth. • New legislation or legal requirements impacting the internet and the applicable use of mobile applications may affect how Hag ert y communicates with customers and could have an adverse effect on the company’s business model, financial condition, and operations. • Future regulatory changes could limit or impact Hagerty’s business model. • Hagerty’s intellectual property rights are extremely valuable and if they are not properly protected, the company’s products, se rvices, and brand could be adversely impacted. • New legislation or legal requirements impacting the use of petroleum - based and/or supporting autonomous vehicles could significa ntly challenge and impact Hagerty’s core insurance model and company purpose.

Proprietary and Confidential Risks Related to an Investment in Hagerty 43 • Following the consummation of the Business Combination, Hagerty will incur significant increased expenses and administrative bur dens as a public company, which could negatively impact its business, financial condition and results of operations. • Hagerty’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes - Oxley A ct that will be applicable to the company after the Business Combination is consummated could negatively impact its business. • Hagerty will qualify as an “emerging growth company” within the meaning of the Securities Act, and if the company takes advan tag e of certain exemptions from disclosure requirements available to emerging growth companies, it could make Hagerty’s securities less attractive to investo rs and may make it more difficult to compare Hagerty’s performance to the performance of other public companies. • Hagerty’s business and operations could be negatively affected if it becomes subject to any securities litigation or sharehol der activism, which could cause Hagerty to incur significant expense, hinder execution of business and growth strategy and impact its stock price. • Because Hagerty does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain. • Future offerings of debt or offerings or issuances of equity securities by Hagerty may adversely affect the market price of H age rty’s Common Stock or otherwise dilute all other stockholders. • Hagerty will qualify as, and intends to elect to be treated as, a “controlled company” within the meaning of the NYSE listing st andards and, as a result, the company’s stockholders may not have certain corporate governance protections that are available to stockholders of companies that are n ot controlled companies. • The dual class structure of Hagerty’s common stock may adversely affect the trading market for its Class A common stock follo win g the closing of the transaction. • The dual class structure of Hagerty’s common stock will have the effect of concentrating voting power with the Hagerty’s Equi tyh olders, which will limit your ability to influence the outcome of important transactions, including a change in control. • Pursuant to the Tax Receivable Agreement, Hagerty may be required to pay Hagerty Equityholders for certain tax benefits, whic h a mounts could be substantial.

Proprietary and Confidential